EXHIBIT 10.10

AMENDMENT TO LICENSE AGREEMENT

Re: License Agreement, dated as of 03/01/2008, by and between ImmunoCellular and Regent Business Centers Woodland Hills, LLC as Licensor.

The above referenced Agreement is hereby amended subject to the following modifications or revisions:

1.	The term set forth in the Agreement is hereby extended. The renewal term will commence on 7/1/2010 and will expire 6/30/2011. Subject to any modification and or revisions, which both Regent and Client agree to.

2.	Effective 7/1/10 for a three month duration client shall receive temporary rent relief on offices #45, 46 and 47. During term Fixed Office Fee shall be reduced to $2,320.00.

3.	Effective 10/1/10 for the duration of the term the Fixed Office Fee shall return to $2,894.30.

All capitalized terms used in this Agreement shall have the same meaning as set forth in and defined in the License Agreement.

Except as set forth herein, all other terms and conditions of the License Agreement shall remain in full force and effect.

Agreed to: Dated:	5/7/2010

Client:

By:	/s/ Manish Singh

Name:	Manish Singh, Ph.D.

Regent Business Centers Woodland Hills, LLC

By:	/s/ Flor Garcia

Name:	Flor Garcia